UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2023

ENTERPRISE 4.0 TECHNOLOGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40918	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 Ramona Street
Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (619) 736-6855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	ENTFU	The Nasdaq Stock Market LLC
Class A Ordinary Share, par value $0.0001 per share	ENTF	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	ENTFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 19, 2023, Enterprise 4.0 Technology Acquisition Corp., a Cayman Islands exempted company (the “Company”), announced that it will be unable to consummate an initial business combination and intends to dissolve and liquidate in accordance with the provisions of its Amended and Restated Memorandum and Articles of Association, as amended (“Liquidation”). On April 20, 2023, the Company held an extraordinary general meeting of shareholders (the “Meeting”) at which the shareholders approved an extension of the date by which the Company has to complete an initial business combination from April 21, 2023 to October 21, 2023 (or such earlier date as determined by the Company’s board of directors) (the “Extension”). At the time of the Meeting, the Company believed it could complete a business combination if the Extension were to be approved by the shareholders. However, after careful consideration, the Company has determined it would be unable to deliver a high quality transaction to shareholders even with an Extension. Therefore, due to the recent developments, the Company has determined not to further extend the term the Company has to complete an initial business combination beyond July 21, 2023 and instead proceed with the Liquidation.

As of the close of business on July 21, 2023, the Class A ordinary shares that were included in the units issued in the Company’s initial public offering (“Public Shares”) will be deemed cancelled, and each Public Share will represent only the right to receive a redemption amount equal to the aggregate amount then on deposit in the trust account established in connection with the Company’s initial public offering (the “Trust Account”), including interest (less up to $100,000 of interest to pay winding up and dissolution expenses (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares. The Company anticipates that the last day of trading of the Public Shares will be on or around July 21, 2023 and trading of Public Shares will be suspended effective before the opening of markets on July 24, 2023.

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the trustee of the Trust Account to take all necessary actions to liquidate the securities held in the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Record holders will receive their pro rata portion of the proceeds of the Trust Account by delivering their Public Shares to Continental Stock Transfer & Trust Company, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after July 21, 2023.

The Company’s sponsor, ENT4.0 Technology Sponsor LLC (the “Sponsor”), has agreed to waive its redemption rights with respect to (i) the Class A ordinary shares issued to the Sponsor on April 21, 2023 upon conversion of the Class B ordinary shares that were issued to the Sponsor prior to the Company’s initial public offering and (ii) the Class A ordinary shares contained in the units issued to the Sponsor in a private placement concurrent with the Company’s initial public offering.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

A copy of the press release issued by the Company is attached as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

99.1	Press Release, dated July 19, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2023

ENTERPRISE 4.0 TECHNOLOGY ACQUISITON CORP.

By:	/s/ Ross Haghighat
Name:	Ross Haghighat
Title:	Chief Executive Officer and Chief Financial Officer